BYLAWS

	OF

	METROPOLITAN MORTGAGE & SECURITIES CO., INC.
	AS AMENDED TO DECEMBER 26, 1995


	ARTICLE 1.  OFFICES

	The principal office of the corporation shall be located at 929 West Sprague Avenue, Spokane, WA 99204. The corporation may have such other offices, either within or without the State of Washington as the Board of Directors ("Board") may designate or as the business of the corporation may require from time to time.


	ARTICLE 2.  SHAREHOLDERS

	2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held in February in each year at 929 West Sprague Avenue, Spokane, Washington for the purpose of electing directors and transacting such other business as may come before the meeting. If the election of directors is not held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the election shall be held at a special meeting of the shareholders called as soon thereafter as practicable.

	2.2 SPECIAL MEETINGS. The President or the Board may call special meetings of the shareholders for any purpose. At the request of the holders of not less than one-tenth of all of the outstanding shares of the corporation entitled to vote at the meeting, the President shall call a special meeting of the shareholders.

	2.3 PLACE OF MEETING. All meetings shall be at the principal office of the corporation or at such other place within or without the State of Washington designated by the Board or by a waiver of notice signed by all of the shareholders entitled to vote at the meeting.

	2.4 NOTICE OF MEETING. The President or Board, when calling an annual or special meeting of shareholders, shall cause to be delivered to each shareholder entitled to vote at the meeting either personally or by mail not less than 10 nor more than 50 days before the meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

	2.5 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by all shareholders entitled to vote with respect to the subject matter thereof. Any such consent shall be inserted in the minute book as if it were the minutes of a shareholders' meeting.

	2.6 QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a shareholders' meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.
 The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

	2.7 PROXIES. At all shareholders' meetings a shareholder may vote by proxy executed in writing by the shareholder or by his attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy shall be invalid after 11 months from the date of its execution.


	2.8 VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.


	ARTICLE 3.  BOARD OF DIRECTORS

	3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board. Minutes of all Board meetings and other proceedings of the Board and all committees thereof shall be kept and recorded.

	3.2 NUMBER, TENURE AND QUALIFICATIONS. The Board shall be composed of five directors, provided, however, that the number of directors may be changed from time to time to any number not less than five or such greater number as shall be elected at an annual meeting of stockholders but in no event shall the number of directors exceed twenty five. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting and until his successor shall have been elected and qualified unless he resigns or is removed. Directors need not be shareholders of the corporation.

	3.3 ANNUAL AND REGULAR MEETINGS. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board may provide the time and place either within or without the State of Washington for holding regular meetings without other notice than such resolution.

	3.4 SPECIAL MEETINGS. Special Board meetings may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board meeting called by them.

	3.5 NOTICE. Written notice of each special Board meeting shall be delivered personally or telegraphed to each director at his business address at least two days before the meeting or mailed at least five days before the meeting. If such notice is mailed, it shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage prepaid. If the notice is telegraphed, it shall be deemed to be delivered when the contents of the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

	3.6 QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at any Board meeting but, if less than such majority be present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

	3.7 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless otherwise required by these Bylaws, the Articles of Incorporation or applicable law.

	3.8 VACANCIES. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special shareholders' meeting called for that purpose.

	3.9 REMOVAL. At a meeting of shareholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on election of directors.

	3.10 COMPENSATION. By Board resolution, directors may be paid their expenses, if any, of attendance at each Board meeting or a fixed sum for attendance at each Board meeting or a stated salary as director or any combination of the foregoing. No such payment shall preclude any director from serving the corporation in other capacity and receiving compensation therefor.

	3.11 PRESUMPTION OF ASSENT. A director of the corporation present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or unless he forwards such dissent by certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

	3.12 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed by each of the directors. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board meeting.

	3.13 EXECUTIVE AND OTHER COMMITTEES.

	3.13.1 Creation and Authority of Committees. The Board may appoint, from among its members, standing or temporary committees, including an Executive Committee, and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board and by applicable law; but no such committee shall have the power or authority of the Board in reference to (a) amending the Articles of Incorporation, (b) adopting a plan of merger, consolidation or exchange of shares not requiring shareholder approval, (c) authorizing distribution or the issuance of shares unless a resolution of the Board, these bylaws or the Articles of Incorporation so provide, (d) approving or recommending to shareholders actions or proposals required by law to be approved by shareholders, (e) filling vacancies on the Board or on any committee thereof, (f) amending these bylaws, (g) fixing compensation of any director for serving on the Board or on any committee, or (h) appointing other committees of the Board members thereof.

	3.13.2 Minutes of Meetings. All committees appointed by the board shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

	3.13.3 Quorum and Manner of Acting. A majority of the number of committee members composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

	3.13.4 Resignation. Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of the committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

	3.13.5 Removal. The Board may remove from office any member of any committee elected or appointed by it or by an Executive Committee, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these By-Laws.






	3.14 HONORARY DIRECTORS

	3.14.1 Number, Tenure and Appointment. The Board may include one or more Honorary Directors as shall be elected at any meeting of stockholders but in no event shall the number of Honorary Directors exceed five. Each Honorary Director shall hold office until the next annual meeting unless he or she resigns or is removed. Honorary
Directors need not be shareholders.

	3.14.2 Attendance at Meetings. Honorary Directors shall be provided with notice of all annual regular meetings of the Board in the manner specified in paragraph 3.5.

	3.14.3 Quorum. For the purpose of determining the presence of a quorum at any Board Meeting, the presence or absence of an Honorary Director shall not be considered in determining the presence of a quorum.

	3.14.4 Voting. Honorary Directors shall not be entitled to vote at Board Meetings or at meetings of any special committees to which the Honorary Director may be appointed.

	3.14.5 Compensation. By Board resolution, Honorary Directors may be paid their expense, if any, of attendance at each Board Meeting or a fixed sum for attendance at each meeting or a stated salary as Honorary Director or any combination of the foregoing. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

	3.14.6 Action by Director Without a Meeting. Any action of the Board permitted by 3.12 may be taken without obtaining written consent to such action by any Honorary Director. However, any Honorary Director shall be provided with notice of any such action within ten
(10) days after signature of the last voting Board member is obtained.


	ARTICLE 4.  Officers

	4.1 NUMBER. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. The Board may also elect or appoint a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and a Controller if it is deemed necessary in its sole discretion. Any two or more offices may be held by the same person, excepting the offices of President and Secretary.

	4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the Board, either at the annual Board meeting held after the annual meeting of the shareholders or at any Special Meeting of the Board held therefor. Additional corporate officers may be elected or appointed, as necessary, at any Special Meeting of the Board. Each officer shall hold office until the next annual meeting and until his successor shall have been elected and qualified, unless he resigns or is removed.

	4.3 REMOVAL. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the corporation would be served thereby.

	4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

	4.5 CHIEF EXECUTIVE OFFICER. So long as the office of Chairman of the Board and President are held by the same person, that person shall be the Chief Executive Officer of the Corporation. Otherwise, the Chief Executive Officer shall be the Chairman of the Board or the President, as designated by the Board of Directors. The Chief
Executive Officer shall have general supervision and control over all the business and property of the corporation and shall be responsible at all times to the Board of Directors.

	4.6 CHAIRMAN OF THE BOARD. If elected, the Chairman of the Board shall preside as Chairman over all meetings of the Board of Directors at which he shall be present, and shall have such other powers, responsibilities and duties as shall be assigned to him by the Board.

	4.7 PRESIDENT. The President shall have such powers, responsibilities and duties as shall be assigned to him by the Board of Directors. With the Secretary or other officer of the corporation authorized by the Board, he may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments that the Board has authorized to be executed, except when the signing and execution thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed by some other officer or in some other manner. The President shall also have the authority to appoint advisory committees to assist him in the supervision and control of the business affairs of the corporation.

	4.8 CHIEF OPERATING OFFICER. If elected, the Chief Operating Officer shall have such power and duties as the Chief Executive Officer, the President, or the Board may, from time to time, prescribe. In the absence of the President or in the event of his death, inability or refusal to act, the Chief Operating Officer shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

	4.9 VICE PRESIDENT.    Vice Presidents shall perform such other
duties as from time to time may be assigned to them by the President or by the Board.

	4.10 THE SECRETARY. The Secretary shall: (a) keep the minutes of shareholders' and Board meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder as furnished to the Secretary by each shareholder;
(e) sign with the President, or a Vice President certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board.

	4.11 THE TREASURER. If required by the Board, the Treasurer shall give a bond for the faithful discharge of this duties in such sum and with such surety or sureties as the Board shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, President, or by the Board.

	4.12 CHIEF FINANCIAL OFFICER. If elected, the Chief Financial Officer shall have such power and duties as the the Board, Chief
Executive Officer, or the President may, from time to time, prescribe.

	4.13 CONTROLLER. The controller shall exercise general supervision of the Accounting Departments of the Corporation, render reports relating to the general financial condition of the corporation. He shall render such other reports and perform such other duties as the Board, the Chief Executive Officer, or the President may, from time to time, prescribe.


	ARTICLE 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

	5.1 CONTRACTS. The Board may authorize any officer or officers, agent or agents, to enter in to any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

	5.2 LOANS TO OFFICERS AND DIRECTORS. No loans shall be made by the corporation to its officers or directors, unless first approved by the holders of two-thirds of the shares, and no loans shall be made by the corporation secured by its shares.

	5.3 CHECK, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

	5.3 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board may select.


	ARTICLE 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

	6.1 ISSUANCE OF SHARES. No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

	6.2 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary and shall include on their face written notice of any restrictions which the Board may impose on the transferability of such shares. Any or all of the signatures on such certificates may be by facsimile. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

	6.3 TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney in fact authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


	ARTICLE 7. FISCAL YEAR

	The fiscal year of the corporation shall begin on October 1 and end on September 30 of each year.

	ARTICLE 8. SEAL

	The seal of this corporation shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.


	ARTICLE 9. WAIVER OF NOTICE

	Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

	ARTICLE 10. INDEMNIFICATION

	To the full extent permitted by the Washington Business Corporation Act the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that he is or was a director, honorary director, or officer of the corporation, or is or was serving at the request of the corporation as a director, honorary director, or officer of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; and the Board of Directors may , t any time, approve indemnification of any other person which the corporation has the power to indemnify under the Washington Business Corporation act. The indemnification provided by this section shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract.


	ARTICLE 11. AMENDMENTS

	These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by The Board at any regular or special meeting of the Board. The shareholders may also amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended or repealed by the shareholders.


	ARTICLE 12. RECORDS

	The Secretary shall cause to be maintained at the registered office of the corporation a complete set of records, statements and accounts concerning the total operation of the corporation, in which shall be entered, fully and accurately, each transaction pertaining to the corporation. All books shall be open at all times during regular business hours for inspection and examination by the shareholders. To facilitate the maintenance of said records, the officers shall promptly forward to the corporation all statements, invoices, accounts, contracts, leases, and other records pertaining to the corporation.


Adopted by Board of Directors on December 26, 1995.


						/s/ C. Paul Sandifur, Jr.
					By _______________________________
					   C. Paul Sandifur, Jr., President

Attest:

  /s/ Reuel Swanson
________________________________
Reuel Swanson, Secretary